Evidence of Signature Authority

Commercial register of canton St. Gallen

Company No.	Legal form	Registered	Struck off	Transfer CH-160.3.001.451-5 from: to:	1
CHE-102.687.968	**Limited or Corporation**	10.07.2006			

Valid inscriptions only

Ent	Ca	Registered name	Ref	Registered office
5		**Schweizerische Cement-Industrie-Aktiengesellschaft**	0	Glarus
5		(Swiss Cement-Industry-Corporation)	2	Rapperswil-Jona

Ent	Mo	Ca	Personal details	Role	Signing authority
	2		Schmidheiny, Dr.h.c. Thomas, von Balgach und Pagig, in Jona (Rapperswil-Jona)	chairperson of the board	individual signing authority
	6		Spälti, Dr. Dieter, von Netstal und Hettlingen, in Nürensdorf	member of the board	joint signing authority (any two to sign)
10			Burger, Sascha, von Freienwil, in Möriken AG (Möriken-Wildegg)		limited joint signing authority (any two to sign)
	12		KPMG AG (CHE-255.496.640), in St. Gallen	auditor	
12			Läber, Dr. Ilias, von Döttingen, in Oberwil-Lieli		joint signing authority (any two to sign)
13			Altorfer, Peter, von Zürich, in Küsnacht ZH	member of the board	joint signing authority (any two to sign)
13			Schmidheiny, Marc, von Balgach, in Berlin (DE)	member of the board	joint signing authority (any two to sign)
	14		Schmidheiny, Meret, von Balgach, in Pfäffikon SZ (Freienbach)	member of the board	joint signing authority (any two to sign)